EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                     ANALYSIS OF REVENUES AND DRILLING COSTS
                                   (Unaudited)



                                       FOR THE THREE MONTHS ENDED
                                              MARCH 31, 2007

                                                             CONTRACT
                                                             DRILLING
                                        REVENUES              COSTS
                                        --------             --------
                                                 (In Millions)

ATWOOD HUNTER                             $ 21.0               $ 5.8
ATWOOD EAGLE                                13.6                 8.5
ATWOOD FALCON                               12.1                 4.6
ATWOOD SOUTHERN CROSS                       12.0                 4.3
ATWOOD BEACON                               10.3                 3.5
VICKSBURG                                    8.5                 2.9
SEAHAWK                                      7.8                 6.9
RICHMOND                                     7.2                 3.4
AUSTRALIA MANAGEMENT CONTRACTS               1.8                 1.4
OTHER                                          -                 2.3
                                           -----                ----
                                            94.3                43.6
                                           =====                ====


                                               FOR THE SIX MONTHS ENDED
                                                   MARCH 31, 2007

                                                              CONTRACT
                                                              DRILLING
                                        REVENUES               COSTS
                                        --------              ---------
                                                  (In Millions)

ATWOOD HUNTER                             $ 38.7              $ 11.8
ATWOOD EAGLE                                28.4                16.4
ATWOOD SOUTHERN CROSS                       23.4                 9.6
ATWOOD FALCON                               21.0                13.3
ATWOOD BEACON                               19.1                 7.6
VICKSBURG                                   17.0                 6.6
SEAHAWK                                     15.9                13.7
RICHMOND                                    14.7                 6.4
AUSTRALIA MANAGEMENT CONTRACTS               4.9                 3.9
OTHER                                         -                  3.4
                                           -----                ----
                                           183.1                92.7
                                           =====                ====